UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Thrivent Series Fund, Inc.
(Name of Registrant as Specified in Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

www.proxypush.com/THR

Your vote counts.

Dear Contractholder:

We recently sent you proxy materials for Thrivent Series Fund, Inc. relating to a proposed merger of Thrivent Low Volatility Equity Portfolio into Thrivent Global Stock Portfolio. Your vote matters. If you have not already, please review the materials and take a moment to vote.

Vote quickly and easily using one of the following options. You will need your personalized control number to vote.

•	Online through the Vote Now button below.
•	Call 866-520-3408.
•	Mail your proxy ballot in the postage-paid envelope that was included in your proxy materials.

Your Control # is: 221549884895

If you have any questions about the proxy, please call Mediant, our partner vendor retained to coordinate the proxy solicitation and voting, at 888-441-3205.

Thank you for voting and being a Thrivent contractholder.

Michael W. Kremenak

President

Thrivent Series Fund, Inc.

Corporate Center 600 Portland Ave. S. Suite 100 Minneapolis, MN 55415-4402 USA	Operations Center 4321 N. Ballard Rd. Appleton, WI 54919-0001 USA	Phone 800-847-4836

Privacy Policy

Thrivent is the marketing name for Thrivent Financial for Lutherans. Insurance products issued by Thrivent. Not available in all states. Thrivent Financial Investor Services Inc. is the transfer agent for Thrivent Funds. Securities and investment advisory services offered through Thrivent Investment Management Inc., a registered investment adviser, member FINRA and SIPC. These entities are subsidiaries of Thrivent. Thrivent.com/disclosures.

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